Cimarex Reports First Quarter 2016 Results

Production Averaged 973 MMcfe per day; Up 3% Year-over-Year

DENVER, May 4, 2016 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported a first quarter 2016 net loss of $186.1 million, or $2.00 per share, primarily the result of a non-cash charge related to the impairment of oil and gas properties. The adjusted first quarter net loss was $36.9 million, or $0.40 per share(1). First quarter 2016 adjusted cash flow from operations was $81.6 million versus $186.9 million a year ago(1).

Total company production averaged 973 million cubic feet equivalent (MMcfe) per day during the first quarter, a three percent increase from first quarter 2015 and a one percent decrease sequentially. As anticipated, curtailments related to third party processing in the Permian Basin and weather negatively impacted first quarter volumes by 30 MMcfe per day.

Continued weakness in commodity prices impacted Cimarex's financial results for the quarter. Realized oil prices averaged $28.02 per barrel, down 34 percent versus a year ago and 25 percent sequentially. Realized natural gas prices were down 31 percent from first quarter 2015 and 13 percent sequentially to $1.92 per Mcf. NGL prices averaged $9.84 per barrel, down 37 percent from first quarter 2015 and down 23 percent sequentially. (See table of Average Realized Price by Region below.)

Cimarex invested $158 million in exploration and development during the first quarter which was funded with cash flow from operations and cash on hand. Total debt at March 31, 2016, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $677 million. Debt was 36 percent of total capitalization(2).

2016 Outlook

Cimarex now estimates total production volumes for 2016 to average 940–970 MMcfe per day, a midpoint decrease of three percent over 2015 volumes. Second quarter output is expected to average 935-965 MMcfe per day.

Cimarex projects 2016 exploration and development capital of approximately $650-$700 million. The $50 million increase in capital from prior guidance is primarily related to the completion of a six-section development of Woodford wells previously scheduled for early 2017 that is now anticipated to commence in October 2016. To a lesser extent, larger completion design, more non-operated activity and carryover drilling capital from 2015 also contributed to the increase.

Expenses per Mcfe of production for the remainder of 2016 are estimated to be:

Production expense	$0.80 - 0.90
Transportation, processing and other expense	0.45 - 0.55
DD&A and ARO accretion*	1.30 - 1.50
General and administrative expense	0.19 - 0.23
Taxes other than income (% of oil and gas revenue) *Excludes the potential impact of any future ceiling test writedowns.	5.5 - 6.0%

Operations Update

Cimarex invested $158 million in exploration and development during the first quarter, 53 percent in the Permian Basin and 46 percent in the Mid-Continent. We completed 22 gross (5 net) wells during the quarter. At March 31, 2016, 93 gross (44 net) wells were awaiting completion including 27 net wells associated with multi-well infill and spacing projects that are expected be completed in the second half of 2016. Cimarex is currently operating nine drilling rigs with a reduction to four rigs planned by the end of the second quarter.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2016	2015
Gross wells
Permian Basin	7	42
Mid-Continent	15	11
Other	—	—
	22	53
Net wells
Permian Basin	3	30
Mid-Continent	2	3
Other	—	—
	5	33

Permian Region

Production from the Permian Basin averaged 477 MMcfe per day in the first quarter, a two percent decrease from first quarter 2015 and eight percent sequentially. Quarterly oil volumes decreased 15 percent year-over-year and five percent sequentially to 36,549 barrels per day and accounted for 46 percent of the region's total production for the quarter. Natural gas production increased 15 percent year-over-year but decreased six percent sequentially. NGL production was up seven percent over first quarter 2015 and down 19 percent sequentially.

During the first quarter Cimarex completed and brought on production seven gross (three net) wells in the Permian region. There were 25 gross (16 net) wells waiting on completion on March 31.

Mid-Continent

Production from the Mid-Continent averaged 493 MMcfe per day for the first quarter, an 11 percent increase over first quarter 2015 and seven percent sequentially. Natural gas production grew four percent both year-over-year and sequentially while crude oil volumes were up 24 percent over first quarter 2015 and nine percent sequentially. NGL volumes increased 23 percent over first quarter 2015 and 13 percent sequentially.

During the first quarter Cimarex completed and brought on production 15 gross (two net) wells in the Mid-Continent. At the end of the quarter, 68 gross (28 net) wells were waiting on completion.

Production by Region

Cimarex's average daily production and commodity price by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2016	2015
Permian Basin
Gas (MMcf)	173.6	150.4
Oil (Bbls)	36,549	43,089
NGL (Bbls)	14,059	13,156
Total Equivalent (MMcfe)	477.3	487.8

Mid-Continent
Gas (MMcf)	298.4	287.0
Oil (Bbls)	9,253	7,436
NGL (Bbls)	23,148	18,762
Total Equivalent (MMcfe)	492.8	444.1

Total Company
Gas (MMcf)	472.9	445.8
Oil (Bbls)	46,110	51,241
NGL (Bbls)	37,263	32,242
Total Equivalent (MMcfe)	973.1	946.7

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended
	March 31,
	2016	2015
Permian Basin
Gas ($ per Mcf)	1.96	2.75
Oil ($ per Bbl)	28.22	42.48
NGL ($ per Bbl)	7.93	13.50

Mid-Continent
Gas ($ per Mcf)	1.91	2.75
Oil ($ per Bbl)	27.07	42.23
NGL ($ per Bbl)	10.99	17.26

Total Company
Gas ($ per Mcf)	1.92	2.77
Oil ($ per Bbl)	28.02	42.50
NGL ($ per Bbl)	9.84	15.71

Other

The following table summarizes the company's current open hedge positions:

Gas:	2Q16	3Q16	4Q16	1Q17	2Q17	Total
PEPL Collars (3)
Volume (MMBtu)	2,730,000	2,760,000	2,760,000	1,800,000	1,820,000	11,870,000
Wtd Avg Floor	$ 2.32	$ 2.32	$ 2.32	$ 2.13	$ 2.13	$ 2.26
Wtd Avg Ceiling	$ 2.75	$ 2.75	$ 2.75	$ 2.70	$ 2.70	$ 2.73

El Paso Perm Collars (3)
Volume (MMBtu)	3,030,000	2,760,000	2,760,000	2,700,000	2,730,000	13,980,000
Wtd Avg Floor	$ 2.45	$ 2.42	$ 2.42	$ 2.42	$ 2.42	$ 2.42
Wtd Avg Ceiling	$ 2.90	$ 2.87	$ 2.87	$ 2.97	$ 2.97	$ 2.91

Oil:
WTI Three-Way Collars (4)
Volume (Bbl)	273,000	276,000	276,000	-	-	825,000
Floor sold (put)	$ 40.00	$ 40.00	$ 40.00	$ -	$ -	$ 40.00
Floor purchased (put)	$ 50.00	$ 50.00	$ 50.00	$ -	$ -	$ 50.00
Ceiling sold (call)	$ 60.00	$ 60.00	$ 60.00	-	-	$ 60.00

WTI Collars (4)
Volume (Bbl)	364,000	368,000	368,000	360,000	364,000	1,824,000
Wtd Avg Floor	$ 35.00	$ 35.00	$ 35.00	$ 35.00	$ 35.00	$ 35.00
Wtd Avg Ceiling	$ 42.50	$ 42.50	$ 42.50	$ 42.50	$ 42.50	$ 42.50

Conference call and webcast

Cimarex will host a conference call tomorrow, May 5, at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). The replay will be available on the Cimarex website or via the Cimarex App.

Investor Presentation

For more details on Cimarex's first quarter 2016 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised "2016 Outlook", which contains projections for certain 2016 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related amounts.

(2)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $2.6 billion.

(3)	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.

(4)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

	For the Three Months Ended
	March 31,
	2016		2015
	(in thousands, net of tax, except per share data)

Net income (loss)	$(186,131)		$(414,941)
Impairment of oil and gas properties	146,226		383,225
Mark-to-market loss on open derivative positions	2,956		—
Adjusted net income (loss)	$(36,949)		$(31,716)
Diluted earnings (loss) per share	$(2.00)		$(4.84)
Adjusted diluted earnings (loss) per share	$(0.40)		$(0.37)

Diluted shares attributable to common stockholders and participating securities	93,000	*	85,770	*
Estimated tax rates utilized	36.5%		36.5%

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a)	Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b)	Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands)
Net cash provided by operating activities	$85,060	$113,173
Change in operating assets and liabilities	(3,469)	73,772
Adjusted cash flow from operations	$81,591	$186,945

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands)
Acquisitions:
Proved	$2,584	$30
Unproved	8,346	1,869
	10,930	1,899

Exploration and development:
Land and Seismic	11,162	22,690
Exploration and development	147,022	285,527
	158,184	308,217

Sale proceeds:
Proved	(12,587)	(1,145)
Unproved	(384)	—
	(12,971)	(1,145)

	$156,143	$308,971

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands, except per share data)

Revenues:
Oil sales	$117,573	$196,005
Gas sales	82,608	110,962
NGL sales	33,352	45,600
Gas gathering and other, net	7,067	8,435
	240,600	361,002
Costs and expenses:
Impairment of oil and gas properties	230,132	603,599
Depreciation, depletion, amortization and accretion	130,397	218,514
Production	70,702	82,211
Transportation, processing, and other operating	46,443	39,642
Gas gathering and other	8,080	8,864
Taxes other than income	13,839	21,981
General and administrative	13,897	15,938
Stock compensation	5,528	5,155
(Gain) loss on derivative instruments, net	(428)	—
Other operating, net	90	524
	518,680	996,428

Operating income (loss)	(278,080)	(635,426)

Other (income) and expense:
Interest expense	19,895	20,137
Amortization of deferred financing costs	910	1,119
Capitalized interest	(4,904)	(9,417)
Other, net	(1,650)	(3,585)

Income (loss) before income tax	(292,331)	(643,680)
Income tax expense (benefit)	(106,200)	(228,739)

Net income (loss)	$(186,131)	$(414,941)

Earnings (loss) per share to common stockholders:

Basic	$(2.00)	$(4.84)
Diluted	$(2.00)	$(4.84)

Dividends per share	$0.08	$0.16

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,000	85,770
Diluted common shares	93,000	85,770

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	N/A*
Fully diluted shares	N/A*	N/A*

Comprehensive income (loss):
Net income (loss)	$(186,131)	$(414,941)
Other comprehensive income (loss):
Change in fair value of investments, net of tax	85	101
Total comprehensive income (loss)	$(186,046)	$(414,840)

*

Due to the net loss in the periods ended March 31, 2016 and 2015, shares of 94,824 and 87,682, respectively, which include participating securities, are not considered in the loss per share calculations.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(186,131)	$(414,941)
Adjustment to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	230,132	603,599
Depreciation, depletion, amortization and accretion	130,397	218,514
Deferred income taxes	(106,200)	(228,739)
Stock compensation	5,528	5,155
(Gain) loss on derivative instruments	(428)	—
Settlements on derivative instruments	5,068	—
Changes in non-current assets and liabilities	1,863	1,046
Amortization of deferred financing costs
and other, net	1,362	2,311
Changes in operating assets and liabilities:
Receivables, net	33,147	72,397
Other current assets	11,982	9,894
Accounts payable and other current liabilities	(41,660)	(156,063)
Net cash provided by operating activities	85,060	113,173
Cash flows from investing activities:
Oil and gas expenditures	(176,395)	(371,106)
Sales of oil and gas assets and other assets	13,059	1,180
Other capital expenditures	(9,477)	(18,848)
Net cash used by investing activities	(172,813)	(388,774)
Cash flows from financing activities:
Dividends paid	(15,104)	(13,947)
Proceeds from exercise of stock options and other	114	4,618
Net cash used in financing activities	(14,990)	(9,329)
Net change in cash and cash equivalents	(102,743)	(284,930)
Cash and cash equivalents at beginning of period	779,382	405,862
Cash and cash equivalents at end of period	$676,639	$120,932

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	March 31,	December 31,
	2016	2015
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$676,639	$779,382
Receivables, net	192,160	225,398
Oil and gas well equipment and supplies	44,648	54,579
Derivative instruments	11,868	10,745
Other current assets	5,775	7,826
Total current assets	931,090	1,077,930
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	15,677,599	15,546,948
Unproved properties and properties under development,
not being amortized	466,497	440,166
	16,144,096	15,987,114
Less – accumulated depreciation, depletion, amortization and impairment	(13,057,470)	(12,710,968)
Net oil and gas properties	3,086,626	3,276,146
Fixed assets, net	227,343	230,009
Goodwill	620,232	620,232
Derivative instruments	422	501
Other assets, net	35,548	38,468
	$4,901,261	$5,243,286
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,241	$66,815
Accrued liabilities	229,787	247,508
Derivative instruments	3,812	—
Revenue payable	84,252	95,744
Total current liabilities	357,092	410,067
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs	(13,789)	(14,380)
Long-term debt, net	1,486,211	1,485,620
Deferred income taxes	246,553	352,705
Other liabilities	197,074	197,216
Total liabilities	2,286,930	2,445,608
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
94,815,010 and 94,820,570 shares issued, respectively	948	948
Paid-in capital	2,773,254	2,762,976
Retained earnings (Accumulated deficit)	(160,397)	33,313
Accumulated other comprehensive income	526	441
	2,614,331	2,797,678
	$4,901,261	$5,243,286

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com